UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2008
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Citigroup Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043
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(Address of principal executive offices) (Zip Code)

(212) 559-1000
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2008, Citigroup Inc. announced that it had entered into a definitive agreement to sell Citibank Privatkunden AG & Co. KGaA, its German retail banking operation, and certain of its affiliates, to Credit Mutuel, the third-largest retail banking group in France. Credit Mutuel will pay all-cash consideration of Euro 4.9 billion (US$7.7 billion) plus earnings accrued in 2008 through the closing. The sale is expected to close in the fourth quarter of 2008, pending regulatory approvals.

The transaction is expected to result in an estimated after-tax gain of $4 billion to Citi upon closing. After giving effect to the proposed sale, Citi’s Tier 1 capital ratio would have increased by approximately 60 basis points as of March 31, 2008.

A copy of the press release announcing the sale is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number

99.1	Press release, dated July 11, 2008, issued by Citigroup Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2008	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
	Name:	Michael S. Helfer
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press release, dated July 11, 2008, issued by Citigroup Inc.